           Morgan Stanley Institutional Fund Trust Municipal Portfolio
                          Item 77(O) 10F-3 Transactions
                        October 1, 2005 - March 31, 2006

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
  US    3/22/    -     $25.00 $1,000,  4,450,    0.45%  0.01%   Merril  Merril
Bancor    06                  000,000    000                      l        l
 p Pfd                                                          Lynch    Lynch
 3.5%                                                           & Co.,
  due                                                           Morgan
12/1/2                                                          Stanle
  049                                                             y